Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports Strong Holiday Sales, Raises Full Year Outlook, and Pays Off Remaining Term Loan Balance

Announces Participation in the 2019 ICR Conference

HARRISBURG, Pa., Jan. 11, 2019 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ:OLLI) (“Ollie’s” or the “Company”) today commented on its holiday sales and full year outlook ahead of its participation at the 2019 ICR Conference. For the nine-week period ended January 5, 2019, total sales increased 16.6%, with a comparable store sales increase of 7.1%.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We had an exceptional holiday period driven by strong deal flow with particular strength in our toy and housewares categories.  In keeping with our 36-year tradition of offering Good Stuff Cheap, we provided incredible bargains to our customers and delivered record performance on our annual Ollie’s Army night.  Based on our strong holiday results, we are raising our full year sales and earnings guidance. We believe that we are positioned better than ever to execute our growth strategies and drive long term shareholder value”.

Based on the trends to date, the Company currently estimates the following results for the fiscal year ending February 2, 2019:

•	Total net sales of approximately $1.245 billion;

•	Comparable store sales growth of approximately 4.4%;

•	Adjusted net income per diluted share(1) of approximately $1.81, excluding the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation; and

•	Weighted diluted average shares outstanding of approximately 66.0 million.

(1)	Adjusted net income per diluted share is not a measure recognized under the U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures” below.

These revised estimates update the guidance provided by the Company on December 4, 2018, which included expectations of total net sales, comparable store sales, and Adjusted net income per diluted share, excluding the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation for the fiscal year ending February 2, 2019, of $1.226 billion to $1.231 billion, 3.0% to 3.5% and $1.74 to $1.77, respectively.

On December 31, 2018, the Company paid off the remaining balance of its outstanding term loan of approximately $19.0 million.

The Company plans to report actual results for the fourth quarter and fiscal year ending February 2, 2019, in late March 2019.

2019 ICR Conference

The Company also announced that it will be presenting at the 2019 ICR Conference, held at The Grande Lakes Orlando in Orlando, Florida, on Tuesday January 15, 2019 at 1:00 pm Eastern Standard Time. Mr. Butler, Mr. John Swygert, Executive Vice President and Chief Operating Officer, and Mr. Jay Stasz, Senior Vice President and Chief Financial Officer, will host the presentation.

The audio portion of the presentation will be webcast live at http://investors.ollies.us and a replay of the presentation will also be contained on the Investor Relations section of the Company’s website.

Non-GAAP Financial Measures

The Company has included adjusted net income per diluted share, a non-GAAP measure, in this press release as this is a key measure used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate this non-GAAP measure on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

Adjusted net income per diluted share gives effect to the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®. We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories. We currently operate 303 store locations in 23 states throughout the Eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2018 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including recently enacted tax legislation, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the failure to timely acquire and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment and protection of computer networks and other electronic systems; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us